SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2013

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

Item 5.07. Submission of Matters to a Vote of Security Holders

The Adjourned Meeting of Stockholders (the “Adjourned Meeting”) of Security National Financial Corporation (the “Company”) was held on August 23, 2013, in Salt Lake City, Utah.  The Adjourned Meeting was a continuation of the Annual Meeting of Stockholders (the “Annual Meeting”), which was held on July 12, 2013.  The record date for the meeting was the close of business on May 24, 2013.  As of the record date, there were issued and  outstanding 10,946,488 shares of Class A common stock and 11,398,388 shares of Class C common stock, for a combined total of 22,344,876 Class A  and Class C common shares.

At the Adjourned Meeting there were present or represented by proxy a total of 7,257,415 Class A common shares (approximately 66%) and 11,145,525 Class C common shares (approximately 98%), for a combined total of 18,402,940 Class A and Class C common shares (approximately 82%).  Accordingly, under the Company’s Bylaws and Utah Revised Business Corporation Act, the combined total of Class A and Class C common shares was a majority of the outstanding shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting and the Adjourned Meeting, which was a continuation of the Annual Meeting.

At the Annual Meeting held on July 12, 2013, the Company’s stockholders (i) approved the election of Scott M. Quist, Robert G. Hunter, H. Craig Moody, J. Lynn Beckstead, Jr., Charles L. Crittenden, Gilbert A. Fuller, Norman G. Wilbur, Jason G. Overbaugh and S. Andrew Quist as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) approved the appointment of Hansen Barnett & Maxwell, P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.

The Annual Meeting was then adjourned until August 23, 2013, at which time Proposal Three of the Company’s Proxy Statement relating to the approval of the adoption of the 2013 Stock Option Plan was to be considered.  Included in the 2013 Stock Option Plan is the reservation of 450,000 shares of Class A common stock, of which up to 150,000  Class A common shares may be issued as up to 1,500,000 shares of Class C common stock.

At the Adjourned Meeting, the Company’s stockholders approved the adoption of the 2013 Stock Option Plan and the reservation of 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 150,000 Class A common shares may be issued as up to 1,500,000 shares of Class C common stock.

The result of the voting on the matter submitted to the stockholders at the Adjourned Meeting was as follows:

To approve the adoption of the 2013 Stock Option Plan and the reservation of 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 150,000 Class A common shares may be issued as up to 1,500,000 shares of Class C common stock.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,506,163	914,661	107,122	1,874,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
                                                        (Registrant)

Date: August 23, 2013	By: /s/ Scott M. Quist
Scott M. Quist, President